Exhibit 99.1

GERBER SCIENTIFIC ANNOUNCES RESTATEMENT OF PRIOR YEAR FINANCIAL RESULTS

SOUTH WINDSOR, CT -- Gerber Scientific, Inc. (NYSE: GRB) today concluded that it will restate reported amounts in its previously issued financial statements for the fiscal years ended April 30, 2005, 2004, 2003 and 2002 due to an error related to the accounting for certain non-qualified pension assets. This accounting error, which was discussed in the Company's earnings release issued on June 22, 2006, impacted the Company's consolidated financial position, results of operations and cash flows reported for fiscal years ended April 30, 1994 through April 30, 2005.

The previously disclosed fourth quarter and fiscal year 2006 results of operations that were included in the Company's earnings release on June 22, 2006 were not impacted by this restatement. Additionally, the restatement of the Company's previously issued financial statements will not have any impact on the Company's reported revenues previously reported during the fiscal years to be restated.

For more information concerning the restatement, please see the Company's Current Report on Form 8-K filed today with the SEC.

About Gerber Scientific, Inc.

Gerber Scientific, Inc. (http://www.gerberscientific.com) is a leading international supplier of sophisticated automated manufacturing systems for sign making and specialty graphics, apparel and flexible materials, and ophthalmic lens processing. Headquartered in South Windsor, Connecticut, the Company operates through four businesses: Gerber Scientific Products and Spandex Ltd., Gerber Technology, and Gerber Coburn.

Forward-looking Statements:

Statements contained in this news release regarding the Company's expected financial condition, revenue, cash flows, operating results and accounting adjustments are forward-looking statements that involve risks and uncertainties. Actual future results or events may differ materially from these forward-looking statements. Readers are referred to the documents filed by the Company with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 2005 and subsequently filed quarterly and current reports, for a discussion of important risks that could cause actual results to differ from those contained or implied in the forward-looking statements. The Company expressly disclaims any obligation to update any of these forward-looking statements.